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                                                                     EXHIBIT 3.2

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                          ALGORX PHARMACEUTICALS, INC.

      ALGORX PHARMACEUTICALS, INC., a corporation, organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:


      1. The original name of the Corporation is LupeRx Pharmaceuticals, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 6, 2001, and was amended and restated on April 3, 2001, March 20, 2002, February 17, 2004 and amended on February ___, 2005


      2. The Fourth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the directors and stockholders of the Corporation, and prompt written notice was duly given pursuant to Section 228 to those stockholders who did not approve the Fourth Amended and Restated Certificate of Incorporation by written consent.

      3. The Fourth Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

      4. The terms and provisions of the Fourth Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of this Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, AlgoRx Pharmaceuticals, Inc. has caused this Certificate to be signed by the Chief Executive Officer this ___ day of February ____, 2005.

                                        ALGORX PHARMACEUTICALS, INC.

                                        By:
                                           -------------------------------------
                                           Ronald M. Burch. M.D, Ph.D.
                                           Chief Executive Officer
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                                    EXHIBIT A

                           FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ALGORX PHARMACEUTICALS, INC.

                                      FIRST

      The name of the Company is AlgoRx Pharmaceuticals, Inc.

                                     SECOND

      The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                      THIRD

      The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                     FOURTH:

      A. The total number of shares of all classes of stock which the Company shall have authority to issue is 175,000,000, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") and 25,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

      B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

      C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote;
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provided, however, that, except as otherwise required by law, holders of Common
Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

                                     FIFTH:

      The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

      A. The business and affairs of the Company shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

      B. The directors of the Company need not be elected by written ballot unless the bylaws so provide.

      C. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

      D. Special meetings of stockholders of the Company may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

      E. In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision thereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding stock shall be required to amend, alter, repeal or adopt any provision inconsistent with Sections C, D and E of this Article Fifth.

                                     SIXTH:

      A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series
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of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Company's first annual meeting of stockholders following the first sale of the Company's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), the term of office of the second class to expire at the Company's second annual meeting of stockholders following the IPO and the term of office of the third class to expire at the Company's third annual meeting of stockholders following the IPO, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election and with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

      B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

      C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the bylaws of the Company.

      D. In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision thereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding stock shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article Sixth.
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                                    SEVENTH:

      The board of directors is expressly empowered to adopt, amend or repeal the bylaws of the Company. Any adoption, amendment or repeal of the bylaws of the Company by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the bylaws of the Company. In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision thereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding stock shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article Seventh.

                                     EIGHTH:

      A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                     NINTH:

      The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.